Exhibit 99.2

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

FOR IMMEDIATE RELEASE:

TYCO BOARD INCREASES SHARE REPURCHASE AUTHORIZATION TO $2 BILLION

NEUHAUSEN, Switzerland, March 3, 2014 – Tyco (NYSE: TYC) today announced that its Board of Directors approved an additional $1.75 billion authorization for share repurchase. This is in addition to the remaining $250 million authorization, bringing the total share repurchase authorization to $2 billion. The company expects to repurchase shares from time to time based on market conditions.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 65,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

FORWARD-LOOKING STATEMENTS

This press release contains a “forward-looking statement” about share repurchases. This statement is made on the basis of Tyco’s views and assumptions at this time and the Company undertakes no obligation to update this statement unless required by law. This statement is not a guarantee of future performance; and actual events or results may differ materially from this statement. More detailed information about the factors that could cause results to differ from this statement and other risks to the Company are set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in subsequent filings with the Securities and Exchange Commission.